Deal CUSIP 64536VAA8
Revolving Facility CUSIP 64536VAB6

THIRD MODIFICATION AGREEMENT
This Third Modification Agreement (“Agreement”) is made as of July 22, 2015, by and between THE NEW HOME COMPANY INC., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION D/B/A HOUSING CAPITAL COMPANY, in its capacity as Administrative Agent (the “Administrative Agent”), for the benefit of Lenders under the Credit Agreement described below, LC Issuer, Swing Line Lender and a Lender.
RECITALS
A.Under that certain Credit Agreement dated as of June 26, 2014, by and among Borrower, Administrative Agent and the financial institutions from time to time party thereto (collectively, the “Lenders”), as modified by that certain Modification Agreement dated as of December 3, 2014 and that certain Second Modification Agreement dated as of May 7, 2015 (collectively, as further amended, restated or otherwise modified, the “Credit Agreement”) Administrative Agent and the Lenders agreed to make a loan to Borrower (the “Loan”). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.
B.    The Loan is evidenced by that certain promissory notes dated as of May 7, 2015, made by Borrower and payable to the order of a Lender, in the original principal amount of One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00) (as amended, restated, supplemented, substituted, or otherwise modified, the “Note”).
C.    The Note, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date, are sometimes referred to herein as the “Loan Documents. This Agreement is a Loan Document.
D.    As of the date hereof, the outstanding principal balance of the Loan is $164,923,559.83.
E.    Borrower has requested that Administrative Agent and the Lenders modify the Loan to clarify the types of ordinary course agreements under which a Loan Party may have outstanding Indebtedness. Administrative Agent and the Lenders have agreed to modify the Loan on the terms and conditions set forth herein.
F.    Borrower, Administrative Agent and the Lenders now wish to modify the Loan as set forth below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Borrower and Lender hereby agree to the following terms and conditions:
1.Recitals. The recitals set forth above in the Recitals are true, accurate and correct.

2.    Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Note or any other Loan Document.
3.    Modifications of Loan Documents re: Restrictions of Other Indebtedness. Section 6.11(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(i)    Indebtedness incurred in the ordinary course of business with respect to (A) completion guaranties, (B) environmental indemnities, and (C) loan-to-value maintenance agreements and other similar agreements;”
4.    Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent in the exercise of Administrative Agent’s sole judgment:
(a)    Administrative Agent shall have received fully executed and where appropriate, acknowledged originals of this Agreement and the attached Guarantors’ Consent.
(b)    The representations and warranties contained in the Loan Documents and this Agreement are true and correct as of the effective date of this Agreement.
(c)    All payments due and owing to Administrative Agent and the Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.
(d)    Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent and the Lenders in connection with this Agreement, including, legal fees and expenses of Administrative Agent’s and Lenders’ counsel.
5.    Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)    Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date of this Agreement.
(b)    No Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(c)    Borrowing Entity. Borrower is a corporation which is duly organized and validly existing under the laws of the State of Delaware. Except as otherwise disclosed to Administrative Agent in writing prior to the date hereof, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan.

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6.    Remedies. Upon a default under this Agreement, the Note or any of the other Loan Documents, Lender may enforce all rights and remedies under any applicable law. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have under the Loan Documents or applicable law.
7.    Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
8.    Effect of this Agreement. The terms and conditions of the Credit Agreement and the other Loan Documents are modified only to the extent specifically set forth herein and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Administrative Agent and the Lenders under the terms of the Credit Agreement and the other Loan Documents, as hereby modified.
9.    No Impairment; Reaffirmation and Ratification. Except as set forth herein, the terms of the Note, the Credit Agreement and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Note and the other Loan Documents are ratified and affirmed by the parties hereto.
10.    Indemnification. Borrower shall indemnify, defend, protect and hold Administrative Agent and the Lenders (individually and collectively, the “Indemnified Party”) harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including, without limitation, attorneys’ fees and other costs of defense, incurred or accruing by reason of any acts performed by Indemnified Party pursuant to the provisions of this Agreement regardless of whether legal action is commenced in any court, including, without limitation, those arising from the joint, concurrent or comparative negligence of Indemnified Party, except as a result of Indemnified Party’s gross negligence or willful misconduct.
11.    Successors and Assigns. The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Note and the other Loan Documents.
12.    Purpose and Effect of Administrative Agent’s and Lenders’ Approval. Administrative Agent’s and/or Lenders’ approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and Lenders’ security and rights. Neither the execution and delivery of this Agreement by Administrative Agent or any Lender, nor any approval by Administrative Agent or any Lender of any matter in connection with the Loan shall result in a waiver of any Event of Default. In no event shall Administrative Agent’s or any Lender’s approval be a representation of any kind with regard to the matter being approved.
13.    Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the

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parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
14.    Authorization. By signing below, each party hereto represents to the other that the individual executing this Agreement on its behalf is the duly appointed signatory of such party and that such individual is authorized to execute this Agreement by or on behalf of such party and to take all action required by the terms of this Agreement.
15.    Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used herein, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”

[Signatures on the Following Page]

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IN WITNESS WHEREOF, Borrower, Administrative Agent, Swing Line Lender, LC Issuer and Lenders have executed this Agreement as of the date first above written.

BORROWER:

THE NEW HOME COMPANY INC., a Delaware corporation

By:	/s/ H. Lawrence Webb
Name:	H. Lawrence Webb
Title:	Chief Executive Officer

By:	/s/ Wayne J. Stelmar
Name:	Wayne J. Stelmar
Title:	Chief Investment Officer

ADMINISTRATIVE AGENT, SWING LINE LENDER, LC ISSUER AND LENDER:

U.S. BANK NATIONAL ASSOCIATION, D/B/A HOUSING CAPITAL COMPANY, as a Lender, Swing Line Lender, LC Issuer and Administrative Agent

By:	/s/ K. Goodbody
Name:	K. Goodbody
Title:	Vice President

LENDER:

CITIBANK, N.A.

By:	/s/ Michael Chlopak
Name:	Michael Chlopak
Title:	Vice President

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Nadeige Dang
Name:	Nadeige Dang
Title:	Vice President

LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Bill O'Daly
Name:	Bill O'Daly
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

LENDER:

BANK OF THE WEST

By:
Name:
Title:

By:
Name:
Title:

GUARANTORS’ CONSENT

The undersigned (collectively, “Guarantor”) consents to the foregoing Third Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Guaranty dated as of June 26, 2014 (the “Guaranty”), and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations.

Dated as of: July 22, 2015

GUARANTOR:

THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC, a Delaware limited liability company

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Investment Officer

By:	/s/ John M. Stephens
Name:	John M. Stephens
Title:	Chief Financial Officer

THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Investment Officer

By:	/s/ John M. Stephens
Name:	John M. Stephens
Title:	Chief Financial Officer

GC-1

TNHC LAND COMPANY LLC, a Delaware limited liability company

By:	/s/ H. Lawrence Webb
Name:	H. Lawrence Webb
Title:	Chief Financial Officer

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Investment Officer

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